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                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Carter Wallace, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prosprectus.

KPMG LLP

New York, New York
November 2, 2001